UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2009

HARRY & DAVID HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-127173	20–0884389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 South Pacific Highway, Medford, OR		97501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (541) 864-2362

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13c under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2009, Harry & David Holdings, Inc. (the “Company”) filed a Form 8-K to announce that Stephen V. O’Connell, the Company’s then Chief Financial Officer and Chief Administrative Officer would resign from his position as Chief Financial Officer, Chief Administrative Officer, as well as a member of the Company’s Board of Directors effective with the naming of a successor. This Amendment is being filed to disclose the revised effective date of Mr. O’Connell’s resignation.

On July 16, 2009, the Company announced that, although no successor has yet been named, Mr. O’Connell resigned all of his positions with the Company described above effective as of June 30, 2009. Until a successor is named, Mr. O’Connell’s Chief Financial Officer and Chief Administrative Officer duties will be assumed by William H. Williams, the Company’s President and Chief Executive Officer.

As a result of Mr. O’Connell’s resignation, there is one vacancy on the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harry & David Holdings, Inc.

Date: July 16, 2009
	By:	/s/ William H. Williams
	Name:	William H. Williams
	Title:	Chief Executive Officer, President and acting Chief Financial Officer